EXHIBIT 10.25

(1) PB COMMODITIES PTE LTD

- and -

(2) CAMERON REYNOLDS

___________________________________________

CONSULTANCY AGREEMENT

___________________________________________

T H I S  AGREEMENT (the “Agreement” ) is made the 1st day of January, 2015

B E T W E E N:

PB COMMODITIES PTE LTD whose principal place of business is at 1 Scotts Road, #24-05 Shaw Centre, Singapore, 228208 (“PB Commodities”); and

CAMERON REYNOLDS whose address is at 49 A&B Hanover Gate Mansions, Park Road, London, NW1 4SN, United Kingdom  (“Consultant”)

IT IS HEREBY AGREED as follows:

Interpretation

1.1

The definitions and rules of interpretation in this clause apply in this Agreement (unless the context requires otherwise).

“Commencement Date”	means January 01, 2015;
“Company Property”

means all documents, books, manuals, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of  PB Commodities or its or their customers and business contacts, and any equipment, keys, hardware or software provided for the Consultant’s use by PB Commodities during the Engagement, and any data or documents (including copies) produced, maintained or stored by the Consultant on the computer systems or other electronic equipment of PB Commodities or the Consultant during the Engagement.

“Confidential Information”

means information in whatever form (including without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) relating to the business, customers, products, affairs and finances of PB Commodities for the time being confidential to PB Commodities  and trade secrets including, without limitation, technical data and know-how relating to the business of PB Commodities or any of its or their suppliers, customers, agents, distributors, shareholders, management or business contracts, and including (but not limited to) information that the Consultant creates, develops, receives or obtains in connection with his Engagement, whether or not such information (if in anything other than oral form) is marked confidential.

“Engagement”	means the engagement of the Consultant by PB Commodities on the terms of this Agreement;
“Pre-Contractual Statement”

means any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this Agreement or not) relating to the Engagement other than as expressly set out in this Agreement or any documents referred to in it;

“Services”	means the services as set out in Schedule 1 and as otherwise as directed by PB Commodities;
“Termination Date”	means the date of termination of this Agreement howsoever arising;

1.2

The headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.3

A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4

Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

2.

Term of engagement

2.1

PB Commodities shall engage the Consultant and the Consultant shall provide the Services on the terms of this Agreement.

2.2

The Engagement shall commence on the Commencement Date and shall continue unless and until terminated:

1.

as provided by the terms of this Agreement; or

2.

by either party giving to the other not less than two months prior written notice.

3.

Duties

3.1

During the Engagement the Consultant shall:

1.

provide the Services with all due care, skill and ability and use his reasonable endeavours to promote the interests of PB Commodities;

2.

devote such number of days as may be necessary for the Consultant to properly discharge his duties; and

3.

promptly give to PB Commodities all such information and reports as it may reasonably require in connection with matters relating to the provision of the Services or the business of PB Commodities.

3.2

If the Consultant is unable to provide the Services due to illness or injury the Consultant shall advise PB Commodities of that fact as soon as reasonably practicable. Unless it or he has been specifically authorised to do so by PB Commodities in writing, the Consultant:

1.

shall not incur any expenditure in excess of one thousand dollars ($1,000 USD) without the prior written authorization of PB Commodities.  PB Commodities shall not be obligated to reimburse any expenditure in excess of this amount incurred by the Consultant without PB Commodities’s prior written authorization; and

2.

shall not hold itself out as having authority to bind PB Commodities.

4.

Consideration

4.1

As consideration for the Services provided by the Consultant under this Agreement, PB Commodities shall pay the Consultant a fee consisting of US$6,500 per month (“Initial Monthly Fee), which shall increase to US$8,000 per month commencing the month following the up-listing of VolitionRx Limited to the NYSE MKT or NASDAQ (“Post Up Listing Fee”). The Initial Monthly Fee and Post Up Listing Fee (together the “Fee”) shall be payable in US Dollars in accordance with PB Commodities’ standard payroll practices and policies for consultants and is intended to cover non-expensable costs incurred by the Consultant;

4.2

The Consultant shall be fully responsible for the payment of all relevant taxes in relation to the consideration provided under clause 4.1.

4.3

Receipt of the compensation by the Consultant under clause 4 or any expenses claimed under clause 5 shall be without prejudice to any claims or rights of PB Commodities against the Consultant in respect of the provision of the Services.

5.

Expenses

5.1

PB Commodities shall reimburse all reasonable expenses properly and necessarily incurred by the Consultant in the course of the Engagement, subject to production of receipts or other appropriate evidence of payment.

6.

Other activities

Nothing in this Agreement shall prevent the Consultant from being engaged, concerned or having any financial interest in any capacity in any other business, trade, profession or occupation during the Engagement. However, the Consultant may not be involved in any capacity with a business which does or could compete with the business of the Company without the prior written consent of PB Commodities.

7.

Confidential Information and Company Property

7.1

The Consultant acknowledges that in the course of the Engagement, the Consultant will have access to Confidential Information. The Consultant has therefore agreed to accept the restrictions in this clause 7.

7.2

The Consultant shall not (except in the proper course of its or his duties), either during the Engagement or at any time after the Termination Date, use or disclose to any third party (and shall use its reasonable endeavours to prevent the publication and disclosure of) any Confidential Information. This restriction does not apply to:

1.

any use or disclosure authorised by PB Commodities or required by law; or

2.

any information which is already in, or comes into, the public domain otherwise than through the Consultant’s unauthorised disclosure.

7.3

At any stage during the Engagement, the Consultant will promptly upon request return to PB Commodities all and any Company Property in his possession.

8.

Termination

8.1

Notwithstanding the provisions of clause 2.2, PB Commodities may terminate the Engagement with immediate effect without notice and without any liability to make any further payment of consideration under clause 4 to the Consultant if at any time:

1.

the Consultant commits any gross misconduct affecting the business of PB Commodities;

2.

the Consultant commits any serious or repeated breach or non-observance of any of the provisions of this Agreement or refuses or neglects to comply with any reasonable and lawful directions of PB Commodities;

3.

the Consultant is convicted of any criminal offence (other than an offence under any road traffic legislation for which a fine or non-custodial penalty is imposed); or

4.

the Consultant is, in the reasonable opinion of PB Commodities, negligent or incompetent in the performance of the Services;

5.

the Consultant is declared bankrupt or makes any arrangement with or for the benefit of his creditors or has an administration order made against him;

6.

the Consultant commits any fraud or dishonesty or acts in any manner which in the opinion of PB Commodities brings or is likely to bring the Consultant or PB Commodities  into disrepute or is materially adverse to the interests of PB Commodities.

8.2

The rights of PB Commodities under clause 8.1 are without prejudice to any other rights that it might have at law to terminate the Engagement or to accept any breach of this Agreement on the part of the Consultant as having brought the Agreement to an end. Any delay by PB Commodities in exercising its rights to terminate shall not constitute a waiver thereof.

9.

Obligations upon termination

On the Termination Date the Consultant shall:

1.

immediately deliver to PB Commodities all Company Property which is in its or his possession or under its or his control; and

2.

delete any information relating to the business of PB Commodities stored on any magnetic or optical disk or memory and all matter derived from such sources which is in its or his possession or under its or his control outside the premises of PB Commodities.

10.

Status

10.1

The relationship between the Consultant and PB Commodities will be that of independent contractor and nothing in this Agreement shall render the Consultant an employee, worker, agent or partner of PB Commodities and the Consultant shall not hold itself out as such.

10.2

This Agreement constitutes a contract for the provision of services and not a contract of employment and accordingly the Consultant shall be fully responsible for and shall indemnify PB Commodities for and in respect of any income tax, national insurance and social security contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with either the performance of the Services, where such recovery is not prohibited by law. The Consultant shall further indemnify PB Commodities against all reasonable costs, expenses and any penalty, fine or interest incurred or payable by PB Commodities in connection with or in consequence of any such liability, deduction, contribution, assessment or claim other than where the latter arise out of PB Commodities's negligence or wilful default;

11.

Intellectual Property Ownership

11.1

PB Commodities shall retain all right, title and interest in any patent, patent application, trade secret, know-how and other intellectual property that was owned by such party prior to the date of this Agreement and no license grant or assignment, express or implied, is intended by, or shall be inferred from this Agreement.

11.2

All rights to any inventions and discoveries, know-how, trade-secrets and all intellectual property rights inherent thereto (“Inventions”), whether patentable or not, conceived by the Consultant , or any third party who assists in performing the Services, whether jointly or solely with others in connection with the Services, arising out of the performance of any obligations under this Agreement (“Client Invention”) shall vest and reside with PB Commodities.   The Consultant without any additional consideration shall cause each inventor of the same to promptly take any actions deemed necessary by PB Commodities to assign and transfer any and all such rights to Client Inventions to PB Commodities and permit PB Commodities to record, perfect and maintain such rights.

11.3

All data generated or arising from the performance of the Services shall be the exclusive property of PB Commodities.

12.

Notices

12.1

Any notice given under this Agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally, or sending it by pre-paid recorded delivery or registered post to the relevant party at its registered office for the time being or by sending it by fax to the fax number notified by the relevant party to the other party. Any such notice shall be deemed to have been received:

1.

if delivered personally, at the time of delivery;

2.

three (3) business days after being sent, if sent by a major overnight courier service such as Federal Express or DHL;

3.

seven (7) business days after being sent, if sent by registered or certified mail, postage prepaid; or

4.

one business day after being sent, if emailed to a corporate officer or Director of the Corporation, and properly addressed to the party to whom it is directed.

A communication will be deemed to be properly addressed if sent to a party at the address provided below:

If to the PB Commodities:

PB Commodities Pte Ltd

1 Scotts Road

#24-05 Shaw Centre

Singapore, 228208

Email: s.lee@mininghouse.com

If to the Consultant:

Cameron Reynolds

49 A&B Hanover Gate Mansions

Park Road

London, NW1 4SN

United Kingdom

Email: camrey@aol.com

13.

Entire agreement

This Agreement and its Schedules (which are incorporated into and made a part of this Agreement) constitute the entire agreement between the parties and supersedes all other agreements and understandings between the Consultant and PB Commodities. No statements or representations made by either party have been relied upon by the other in entering into this Agreement.

14.

Variation

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

15.

Counterparts

This Agreement may be executed in any number of counterparts, each of which, when executed, shall be an original, and all the counterparts together shall constitute one and the same instrument.

16.

Third party rights

16.1

A person who is not a party to this Agreement shall not have any rights to enforce any term of this Agreement.

16.2

The rights of the parties to terminate rescind or agree any variation, waiver or settlement under this Agreement is not subject to the consent of any person that is not a party to this Agreement.

17.

Governing law and jurisdiction

17.1

This Agreement will be governed by and construed and enforced in accordance with Singaporean law and the parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

THIS AGREEMENT has been executed and delivered by or on behalf of PB Commodities and the Consultant on the date at the top of page 1.

Executed by PB Commodities Pte Ltd

Executed by Cameron Reynolds

acting by

/s/ Laith Reynolds

/s/ Cameron Reynolds

Laith Reynolds

Cameron Reynolds

Director

SCHEDULE 1

SERVICES

The Consultant will:

1.

use all reasonable endeavours to promote the interests and welfare and maintain the goodwill of PB Commodities and not to do and to exercise all reasonable endeavours to prevent there being done anything which may be prejudicial or detrimental to PB Commodities;

2.

faithfully and diligently to perform his duties and to exercise and carry out such powers and functions as may from time to time be vested in him by or under the authority of PB Commodities;

3.

to accept such appointments as PB Commodities may require, on such terms as may be determined by PB Commodities and notified to the Consultant from time to time; and

4.

to comply with the provisions required of the Consultant at law